UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 18, 2024	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 18, 2024, Lisa Brady, a member of the Board of Directors (the “Board”), notified Parks! America, Inc. (the “Company”) of her resignation from the Board effective immediately. In her resignation letter to the Board, Ms. Brady cited significant concerns about strategic decisions made by the Board, including certain hirings made by the Board, and the potential long-term impact of those decisions on the Company, as well as concerns regarding the risk of breach of fiduciary duties by the Board, as described in greater detail in Exhibit 17.1.

Ms. Brady has served on the Company’s Board since November 2021 and was its President and CEO from November 14, 2022 until June 14, 2024. The Board thanks Ms. Brady for her service to the Company and wishes her the best in her future endeavors.

A copy of Ms. Brady’s resignation letter to the Board is included as Exhibit 17.1 to this Form 8-K. and the description of the resignation letter contained herein is qualified in its entirety by reference to the full text of the resignation letter which is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
17.1	Letter of Resignation, dated July 18, 2024, from Lisa Brady to the Parks! America, Inc. Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2024

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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